Exhibit 99.1    Letter of Resignation by John Perkins

John Perkins
930 Fairway Street
Bowling Green, KY 42103

August 9, 2010

Mr. Jack Sheidler
Chairman
Board of Directors
Citizens First
996 Wilkinson Trace
Bowling Green, KY  42103

Dear Jack:

Please accept this letter as my resignation from the Board of Directors of Citizens First Bank and Citizens First Corporation effective August 20, 2010. I have truly enjoyed my time of service on the Board of Directors and I wish you, the Board and the employees continued success.

Sincerely,

/s/ John Perkins
    John Perkins

cc: Todd Kanipe, President and CEO
      Citizens First